UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                           January 26, 1995
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          Date of Report (Date of earliest event reported)



                      Harnischfeger Industries, Inc.
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      (Exact name of registrant as specified in its charter)



   Delaware                   1-9299             39-1566457
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 (State or other           (Commission         IRS Employer
 jurisdiction of           File Number)        Identification No.
 incorporation)



            13400 Bishops Lane, Brookfield, Wisconsin 53005
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                (Address of principal executive offices)


                             (414) 671-4400
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        (Registrant's telephone number, including area code)



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  (Former name or former address, if changed since last report)

Item 5.  Other Events

     Harnischfeger Industries, Inc. ("HII" or the "Company") and
Logicon, Inc. ("Logicon") signed an agreement on January 20, 1995 whereby Logicon will acquire a subsidiary of HII, Syscon
Corporation ("Syscon"). As a result of the transaction, Syscon will become a wholly-owned subsidiary of Logicon.

     In 1993, the Company determined that the Systems Group (then consisting of Harnischfeger Engineers, Inc. and Syscon) was not a core business. Syscon, the remaining unit in the Company's Systems Group after the sale of Harnischfeger Engineers in October 1993, was reported as a discontinued operation in the second quarter of 1994. Since then, the Company has been pursuing alternative divestiture strategies, including a spin-off of Syscon through a dividend of Syscon stock to the shareholders of HII. The Company believes that the sale of Syscon to Logicon is a better alternative than the spin-off option in terms of cash flow, impact on equity, shareholder value and future prospects of both Syscon and HII.

     The transaction, which is expected to close in the first quarter of calendar 1995, is subject to normal terms and conditions, including regulatory approvals.

     Included as Exhibit I to this Current Report on Form 8-K is
Harnischfeger Industries, Inc.'s News Release dated January 20,
1995.

FORM 8-K


                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARNISCHFEGER INDUSTRIES, INC.
                                             (Registrant)


Date:  January 26, 1995            By /s/ Francis M. Corby, Jr.
                                   -----------------------------
                                   Francis M. Corby, Jr.
                                   Executive Vice President for
                                   Finance and Administration

                                                   EXHIBIT I




Francis M. Corby, Jr.
Executive Vice President
Finance and Administration
(4l4) 797-6518




                    HARNISCHFEGER ANNOUNCES THE SALE OF
                       SYSCON CORPORATION TO LOGICON



Brookfield, WI--January 20, 1995--Harnischfeger Industries, Inc.
(NYSE-HPH) and Logicon, Inc. (NYSE-LGN) announced today that they have signed an agreement whereby Logicon will acquire
Harnischfeger's subsidiary, Syscon Corporation.

Terms of the transaction, which is subject to certain conditions, were not disclosed. As a result of the acquisition, Syscon
Corporation will become a wholly-owned subsidiary of Logicon.

Syscon, with headquarters in Falls Church, Virginia, and major offices in Arlington, Virginia; Dahlgren, Virginia; Gautier, Mississippi; Newport, Rhode Island; San Diego, California; and Virginia Beach, Virginia, is a company specializing in systems engineering, software development and systems development and integration in support of command, control communications and intelligence (C3l) needs. The unit had annual revenues of approximately $130 million for its fiscal year ended October 31, 1994, and has 1,500 employees.




                               * * * * * *


Harnischfeger Industries is a diversified international holding company that operates three subsidiaries involved in papermaking machinery manufacturing (Beloit Corporation), surface mining and overhead material handling equipment manufacturing (Harnischfeger Corporation) and underground mining equipment and air pollution and ash handling equipment manufacturing (Joy Technologies Inc.)